                                                               EXHIBIT 23(h)-11a

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

August 20, 1999

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Englewood, Colorado  80111
Attn: Assistant Vice President, Savings Products

Dear Sir or Madam:

Pursuant to Section 12.8 of the Participation Agreement, dated May 1, 1997, as amended May 1, 1999 (the "Agreement"), among Great-West Life & Annuity Insurance Company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series Account, Berger Institutional Products Trust, Berger Associates, Inc. ("Berger"), Berger Distributors, Inc. and Charles Schwab & Co., Inc., Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   -------------------------------
   Brian S. Ferrie
   Vice President - Compliance

ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

August 20, 1999

Charles Schwab & Co., Inc.
SF 120 KNY-14-107
101 Montgomery Street
San Francisco, CA  94104
Attn:  Ms. Tina Parrino

Dear Ms. Parrino:

Pursuant to Section 12.8 of the Participation Agreement, dated May 1, 1997, as amended May 1, 1999 (the "Agreement"), among Great-West Life & Annuity Insurance Company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series Account, Berger Institutional Products Trust, Berger Associates, Inc. ("Berger"), Berger Distributors, Inc. and Charles Schwab & Co., Inc., Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   -------------------------------
   Brian S. Ferrie
   Vice President - Compliance

ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

CHARLES SCHWAB & CO., INC.


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

August 20, 1999


Berger Institutional Products Trust
210 University Boulevard, Suite 900
Denver, Colorado  80206
Attn:  Jack Thompson

Dear Mr. Thompson:

Pursuant to Section 12.8 of the Participation Agreement, dated May 1, 1997, as amended May 1, 1999 (the "Agreement"), among Great-West Life & Annuity Insurance Company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series Account, Berger Institutional Products Trust, Berger Associates, Inc. ("Berger"), Berger Distributors, Inc. and Charles Schwab & Co., Inc., Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   -------------------------------
   Brian S. Ferrie
   Vice President - Compliance


ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

BERGER INSTITUTIONAL PRODUCTS TRUST



By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

August 20, 1999


Berger Distributors, Inc.
210 University Boulevard, Suite 900
Denver, Colorado  80206
Attn:  David G. Mertens

Dear Mr. Mertens:

Pursuant to Section 12.8 of the Participation Agreement, dated May 1, 1997, as amended May 1, 1999 (the "Agreement"), among Great-West Life & Annuity Insurance Company, on its own behalf and on behalf of its Separate Account Variable Annuity-1 Series Account, Berger Institutional Products Trust, Berger Associates, Inc. ("Berger"), Berger Distributors, Inc. and Charles Schwab & Co., Inc., Berger seeks your consent to an assignment. Berger desires to assign its interests, rights, duties and obligations under the Agreement to a newly formed subsidiary, Berger LLC. Berger LLC will be a Nevada limited liability company and will be registered as an investment adviser under the Investment Advisers Act of 1940 to which Berger will transfer all of its operating assets and business. Berger LLC will accept and assume all such assigned interests, rights, duties and obligations under the Agreement. Such assignment is intended to become effective September 30, 1999.

Please indicate your consent to such assignment by signing in the space indicated below, and returning the originally executed consent in the enclosed self-addressed, postage prepaid envelope.

Sincerely,

Berger Associates, Inc.


By:
   -------------------------------
   Brian S. Ferrie
   Vice President - Compliance


ACCEPTED AND AGREED TO
THIS _____ DAY OF __________, 1999

BERGER DISTRIBUTORS, INC.



By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------